UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

 Date of Report (date of earliest event reported): July 20, 2017

Shenzhen ZhongRong Morgan Investment Holding Group Co., Ltd.

 (Exact name of registrant as specified in its charter)

Nevada	333-172114	33-1219511
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

136-20 38th Avenue, # 3G

Flushing, NY 11354

 (Address of principal executive offices)

718-395-8706

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On July 20, 2017, Hua Fung Chin resigned as chief executive officer, and sole Board Member of Shenzhen ZhongRong Morgan Investment Holding Group Co., Ltd. (the “Company”). The resignation of Mr. Chin did not stem from any disagreement with the Company.

On July 20, 2017, Pei Tong Yu was appointed chief executive officer, and sole member of the Board of Directors of the Company. Pursuant to an employment agreement dated July 20, 2017, Mr. Yu is to receive an initial annual salary of $30,000, subject to adjustment. Mr. Yu’s employment with the Company may be terminated at any time, with or without cause, on at least 10 days’ written notice. In the event of termination, Mr. Yu shall be entitled to payment of all salary due to him as of the date of termination.

Mr. Yu graduated from City University of Macau with a master's degree in business administration (MBA). He is the founder of a holding company in China.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Employment Agreement dated July 20, 2017, by and between Pei Tong Yu and Shenzhen ZhongRong Morgan Investment Holding Group Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Shenzhen ZhongRong Morgan Investment Holding Group Co., Ltd.

By:  /s/ Pei Tung Yu

Pei Tung Yu

CEO

Date: July 20, 2017